Exhibit 4(b)

AMERICAN ELECTIC POWER COMPANY, INC.
Issuer

TO

THE BANK OF NEW YORK,
Trustee

_________

Supplemental Indenture No. 1

Dated as of _____________________

Supplemental to the Subordinated Indenture
dated as of ______________________

Establishing a series of Securities designated
__% Subordinated Debentures, Series ___
limited in aggregate principal amount to $___________

SUPPLEMENTAL INDENTURE No. 1, dated as of ___________________ between AMERICAN ELECTRIC POWER COMPANY, INC., a corporation duly organized and existing under the laws of the State of New York (herein called the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the "Trustee"), under the Subordinated Indenture dated as of ______________ (hereinafter called the "Original Indenture"), this Supplemental Indenture No. 1 being supplemental thereto.  The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the "Indenture."

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance by the Company from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, of the payment of the principal, premium, if any, and interest, if any, on such Securities.

As contemplated by Sections 301 and 1201(f) of the Original Indenture, the Company wishes to establish a series of Securities to be designated "__% Subordinated Debentures, Series ___" to be limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $___________, such series of Securities to be hereinafter sometimes called "Series No. 1."

[The Company wishes to issue the Securities to _______ (the "Trust") to evidence loans made to the Company of the proceeds of Preferred Securities and common beneficial ownership interests in the assets of the Trust to be issued to the Company ("Common Securities").]

The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 1 to establish the Securities of Series No. 1 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 1 a valid agreement of the Company to make the Securities of Series No. 1 valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE No. 1 WITNESSETH:

For and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of Series No. 1, as follows:

ARTICLE ONE

First Series of Securities

Section 1.                      There is hereby created a series of Securities designated "__% Subordinated Debentures, Series ____" and limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $___________.  The forms and terms of the Securities of Series No. 1 shall be established in an Officer's Certificate of the Company, as contemplated by Section 301 of the Original Indenture.

Section 2.                      The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 1, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

(A)           an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(B)           an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

[Additional provisions relating to Trust, if Securities are issued in connection with Preferred Securities]

[Additional provisions relating to Remarketing and interest rate reset if Securities are issued in connection with Stock Purchase Units]

ARTICLETWO

Form of Security

[IF THE SERIES __ DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository.  This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

Unless this Debenture is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC and any payment hereon is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No. ____________                                                                                                                                                                                                                           $___________

CUSIP No. ____________

AMERICAN ELECTRIC POWER COMPANY, INC.

__% JUNIOR SUBORDINATED
DEFERRABLE INTEREST DEBENTURE,
SERIES__, DUE ____

AMERICAN ELECTRIC POWER COMPANY, INC., a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of ______________ Dollars on __________, ____, and to pay interest on said principal sum from __________, ____ or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on each March 31, June 30, September 30 and December 31 commencing __________, ____ at the rate of __% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.  The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than interest payable on redemption or maturity) will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, [which shall be the close of business on the business day next preceding such Interest Payment Date.]  [IF PURSUANT TO THE PROVISIONS OF SECTION 2.11(C) OF THE INDENTURE THE SERIES __ DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE - which shall be the close of business on the March 15, June 15, September 15 or December 15 (whether or not a business day) next preceding such Interest Payment Date.]  Interest payable on redemption or maturity shall be payable to the person to whom the principal is paid.  Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register.

Payment of the principal of, premium, if any, and interest on this Debenture is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and this Debenture is issued subject to the provisions of the Indenture with respect thereto.  Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes.  Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

Dated ____________________

AMERICAN ELECTRIC POWER COMPANY, INC.

By_______________________

Attest:

By____________________

(FORM OF CERTIFICATE OF AUTHENTICATION)

CERTIFICATE OF AUTHENTICATION

This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

THE BANK OF NEW YORK
as Trustee or as Authentication Agent

By__________________________
Authorized Signatory

(FORM OF REVERSE OF DEBENTURE)

This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of __________, ____ duly executed and delivered between the Company and The Bank of New York, a national banking association organized and existing under the laws of the United States, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of __________, ____ between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.  By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided.  This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after __________, ____ (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest to the date of such redemption (the "Optional Redemption Price").  Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price.  If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption, the Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Debentures held by each Debentureholder to be redeemed.

In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and affected thereby.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of all series at the time outstanding affected thereby, on behalf of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series.  Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

The Company shall have the right at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon compounded quarterly at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect thereto.  Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the maturity of the Debentures.  At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period.

As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees.  No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

[The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.]  [This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture.  Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Debentures of this series [so issued] are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

_______________________________________
________________________________________________________________
________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
________________________________________________________________
ASSIGNEE) the within Debenture and all rights thereunder, hereby
________________________________________________________________
irrevocably constituting and appointing such person attorney to
________________________________________________________________
transfer such Debenture on the books of the Issuer, with full
________________________________________________________________
power of substitution in the premises.

Dated: ______________________                                                                           ____________________________

NOTICE:
The signature to this assignment must correspond with the name as written upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatever and NOTICE:  Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").

ARTICLE THREE

[Payment of Trust Costs and Expenses]

[Section 1.                      In connection with the issuance of the Securities to the Trust, and the loan of the proceeds of the Preferred Securities and Common Securities to the Company, the Company hereby covenants to pay to the Trust, and reimburse the Trust for, the full amount of any costs, expenses or liabilities of the Trust (other than obligations of the Trust to pay the Holders of any Preferred Securities or Common Securities) including, without limitation, any taxes, duties or other governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any taxing authority.  Such payment obligation includes any such costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a termination of the Trust.  The obligations of the Company to pay all debts, obligations, costs and expenses of the Trust (other than with respect to amounts owing under the Common Securities and the Preferred Securities) shall survive the satisfaction and discharge of the Indenture.]

ARTICLE FOUR

Miscellaneous Provisions

Section 1.                      This Supplemental Indenture No. 1 is a supplement to the Original Indenture.  As supplemented by this Supplemental Indenture No. 1, the Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 1 shall together constitute one and the same instrument.

Section 2.                      The recitals contained in this Supplemental Indenture No. 1 shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 1.

Section 3.                      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:

Name:

Title:

[SEAL]

ATTEST:

THE BANK OF NEW YORK,

as Trustee

By:

Name:

Title:

[SEAL]

ATTEST:

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